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                                                                    EXHIBIT 23.1



                      Consent of Independent Accountants


          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 12, 1998, appearing in Part II, Page 13 of Concorde Career Colleges, Inc. Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


Kansas City, Missouri
June 30, 1998